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                                                                    EXHIBIT 10.2

                                   AGREEMENT

     WHEREAS, John A. McKenna, Jr. (the "Executive") and ENTEX Information Services, Inc. ("ENTEX") have entered into a Severance Agreement dated as of August 7, 1994 (the "Severance Agreement"); and

     WHEREAS, the Executive has purchased shares of Common Stock of ENTEX Holdings, Inc. ("Holdings"), the parent of ENTEX, pursuant to a Securities Purchase Agreement dated as of December 10, 1993 among Holdings and the individuals listed on Schedule I thereto, including the Executive ("Executive's Shares"); and

     WHEREAS, certain terms of ownership of the Executive's Shares are set forth in the Stockholders' Agreement dated as of December 10, 1993 (the "Stockholders' Agreement") and the Amendment to Stockholders' Agreement dated as of December 1, 1994 (the "1994 Amendment"), both of which agreements are by and among Dort A. Cameron III, ENTEX Associates L.P. and the individuals listed on Schedule A to such agreements, including the Executive; and

     WHEREAS, the parties desire to amend the Severance Agreement for the purpose of providing further financial incentive for the Executive to continue his employment with ENTEX.

     NOW THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

     1. If a Severance Event occurs or the Executive's employment by ENTEX is terminated as a result of his death or Disability prior to a Public Offering or Change of Control, and Holdings elects, pursuant to the 1994 Amendment, to repurchase the Executive's Shares, the Executive shall be entitled to receive:

          (a) an amount equal to the different between the current Book Value and current Share Value for such shares as such terms are defined in the Stockholders' Agreement and 1994 Amendment, and

          (b) a tax gross-up for the different between ordinary income tax treatment and capital gains tax treatment resulting from such repurchase, computed to put the Executive in the same position he would have been in had he made a timely IRC Section 83(b) election when he originally purchased the Executive's Shares.

     Such amounts shall be in addition to the Termination Payment.
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     2.   The terms Severance Event and Termination Payment shall have the meanings ascribed to them in the Severance Agreement.

     3. The terms Public Offering, Change of Control and Disability shall have the meanings ascribed to them in the Stockholders' Agreement.

     4. Except as expressly set forth herein, the Severance Agreement remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement this __ day of April 1996.


                                             ENTEX Information Services, Inc.

                                         By: /s/
                                             --------------------------------
                                             Chairman


                                             ENTEX Holdings, Inc.

                                         By: /s/
                                             --------------------------------
                                             Chairman


                                             /s/ John A. McKenna, Jr.
                                             --------------------------------
                                             John A. McKenna, Jr.
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                                   AGREEMENT

     This Agreement is entered into as of August 7, 1994 by and between ENTEX Information Services, inc. ("Entex") and John A. McKenna, Jr. (the "Executive"), a key employee of Entex, for the purpose of providing a financial incentive for the Executive to continue his employment with Entex. To encourage the Executive to provide continuing services to Entex and to provide for reasonable compensation in the event the Executive's employment is terminated as a result of certain circumstances specified herein, the parties agree as follows:

     1.   TERM OF AGREEMENT

          This Agreement shall be in effect from August 7, 1994 until August 6, 2000.

     2.   TERMINATION PAYMENT

          If, during the term of this Agreement, a "Severance Event", as defined in Paragraph 3, occurs with respect to the Executive, then the Executive shall be entitled to receive a termination payment from Entex (the "Termination Payment"). The amount of the Termination Payment shall be equal to the product of 12 times the Executive's "Target Total Monthly Compensation." The Target Total Monthly Compensation shall mean the sum of
     (i) the Executive's base salary as of date of termination, and (ii) a monthly pro-rata share of any bonus or variable compensation due to the Executive from any plan in which the Executive participates. The Termination Payment shall be made in a lump sum not more than five days following the effective date of a Severance Event. The Executive shall also receive the full base salary for the month in which the Severance Event occurs.

          In addition to the Termination Payment, the Executive will be entitled to continue participation in the Entex health and life insurance plans subject to the plan provisions in effect at the time of termination. Entex agrees to pay the COBRA (Consolidated Omnibus Budget Reconciliation Act of
     1986) cost for health benefits, and to continue Basic Life Insurance coverage for 12 months beginning the first of the month following the effective date of the Severance Event.

     3.   SEVERANCE EVENTS

          The following shall constitute Severance Events:

               (a) The termination of the Executive's employment by Entex other than for "Cause" or as a result of the Executive's death, disability or voluntary resignation; or

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               (b) A "Change in Control" of Entex, the result of which is (i) a reduction of the Executive's base compensation below the base compensation in effect immediately preceding the Change of Control; or
          (ii) a reduction to a level not materially consistent with that existing immediately preceding the Change of Control in the level of authority or scope of the responsibilities of the Executive; or (iii) a relocation of the office at which the Executive is expected to perform his responsibilities greater than 35 miles from the location of the office immediately preceding the Change of Control.

     3.   MISCELLANEOUS PROVISIONS

          3.1  EMPLOYMENT AT WILL

               Entex and the Executive acknowledge that the Executive's employment is at will, as provided by applicable law. If the Executive's employment terminates for any reason other than a Severance Event, then the Executive shall only be entitled to such severance pay and benefits (if any) to which the Executive may be entitled under Entex's then-existing termination policies and practices and benefit plans and policies at the time of termination.

          3.2  WITHHOLDING TAXES

               Any payment or distribution under this Agreement shall be subject to reduction to the extent required to satisfy any withholding tax obligation imposed by federal, state, local or foreign law.

          3.3  ENTEX SUCCESSORS

               This Agreement shall be binding upon and inure to the benefit of Entex and any successor of Entex (including, without limitation, any corporation or other entity which directly, or indirectly acquires all or substantially all of the assets or shares of Entex whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by Entex. Entex shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that Entex would be required to perform this Agreement if no succession had taken place.

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     4.   DEFINITIONS

               4.1 "Change of Control" means the transfer of ownership or control of more than 50% of all of the assets or shares of Entex or its parent Entex Holdings, Inc., whether by tender offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions, to any other person, firm, corporation or other entity, provided, however, that no Change of Control shall be deemed to have occurred if ownership or control is acquired by any entity in which any member or group of members of the current management of Entex, or its parent Entex Holdings, Inc., as the case may be, has a controlling participation.

               4.2 "Cause" means (i) a willful failure by the Executive to substantially perform the Executive's duties; or (ii) a willful act by the Executive which constitutes misconduct and which is materially injurious to Entex.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this date first above written.

                                              Entex Information Services, Inc.

                                           By /s/
                                              --------------------------------
                                              Chairman


                                              /s/ John A. McKenna, Jr.
                                              --------------------------------
                                              John A. McKenna, Jr.